CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We consent to the reference to our firm and to the use of our report dated April 25, 2001 in the Post Effective Amendment Number 5 of Dunhill Investment Trust dated June 29, 2001.

/s/ Berge & Company LTD
Berge & Company LTD

Cincinnati, Ohio
June 25, 2001